Exhibit 5.1

Cyruli Shanks & Zizmor, LLP

420 Lexington Avenue

Suite 2320

New York, NY 10170

July 3, 2025

Klotho Neurosciences, Inc.

13576 Walnut Street, Suite A

Omaha, NE 68144

Re: Common Stock registered under Registration Statement on Form S-3

Ladies and Gentlemen:

Klotho Neurosciences, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (excluding the documents incorporated by reference therein, the “Registration Statement”) filed on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time by the Company or the selling stockholders to be named in a prospectus supplement to the prospectus included in the Registration Statement (the “Selling Stockholders”) of shares of the Company’s common stock, par value $0.0001 per share, shares of the Company’s preferred stock and warrants (collectively, the “Securities”). The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. Reference in this letter to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including but not limited to, the Company’s Second Amended and Restated Certificate of Incorporation, the Company’s Amended By-laws, resolutions of the Company’s Board of Directors and the Registration Statement.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1. The Securities offered by the Company will be validly issued by the Company and will be fully paid and non-assessable.

2. The Securities offered by the Selling Stockholders have been duly authorized by the Company, and are validly issued, fully paid, and non-assessable.

The opinions in this letter are subject to the following assumptions, exceptions, qualifications, and limitations, in addition to those above:

A. The opinions in this letter are limited to the General Corporation Law of the State of Delaware, 8 Del. C. §§ 101–398. We have not considered, and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto.

B. We have assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all documents furnished to us in final draft or final or execution form have not been terminated, rescinded, altered, or amended, are in full force and effect, and conform to the final, executed originals of such documents; and (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof.

C. We have assumed that: (i) prior to any issuance of the Securities, the Company will authorize such offering and issuance of the Securities; (ii) the Securities will be offered, issued, sold, and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing the offering and issuance of the Securities and in the manner contemplated by the Registration Statement; (iii) the Securities will be offered, sold, and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed, and delivered by the parties thereto, which price on a per-share basis shall not be less than the par value the Securities; and (iv) if the Securities are issued in certificated form, certificates representing such Securities will be duly registered, executed, delivered, and countersigned, and if the Securities are issued in book-entry form, the Securities will be duly registered.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and in any prospectus supplement related thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Cyruli Shanks & Zizmor, LLP

Cyruli Shanks & Zizmor, LLP

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